                                                                      EXHIBIT 11

                       FEDERAL PAPER BOARD COMPANY, INC.

         STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                        Fiscal Years
                                                                              Restated
                                                                                1993        1992       1991
                                                                                ----        ----       ----
Assuming No Dilution:
- --------------------
Income Before Cumulative Effect of Accounting Change                       $    6,400   $   82,600   $  82,400
(Deduct) Dividends on Convertible Preferred Stock                              (6,610)      (7,060)     (8,129)
                                                                           ----------   ----------   ---------
Income (Loss) Before Cumulative Effect of Accounting Change
   available to Common Shares                                                   (210)       75,540      74,271
Cumulative Effect of Accounting Change                                             --        9,000          --
                                                                           ----------   ----------   ---------
Net Income (Loss) Available to Common Shares                               $    (210)   $   84,540   $  74,271
                                                                           ==========   ==========   =========

Actual Weighted Average Number of Common
   Shares Outstanding                                                          41,995       41,448      40,540
                                                                           ==========   ==========   =========

Income (Loss) Before Cumulative Effect of Accounting Change                $     (.01)  $     1.82   $    1.83
Cumulative Effect of Accounting Change                                             --          .22          --
                                                                           ----------   ----------   ---------
Earnings (Loss) Per Common Share Assuming No Dilution                    $       (.01)  $     2.04   $    1.83
                                                                           ==========   ==========   =========

Assuming Full Dilution:
- ----------------------
Income Before Cumulative Effect of Accounting Change                       $    6,400   $   82,600   $  82,400
(Deduct) Dividends on Convertible Preferred Stock                              (6,610)          --          --
                                                                           ----------   ----------   ---------
Income (Loss) Before Cumulative Effect of Accounting Change
   Applicable to Common Shares, Common Equivalent
   Shares and Dilutive Securities                                                (210)      82,600      82,400
Cumulative Effect of Accounting Change                                             --        9,000          --
                                                                           ----------   ----------   ---------
Net Earnings (Loss) Applicable to Common Shares, Common
   Equivalent Shares and Dilutive Securities                               $     (210)   $  91,600   $  82,400
                                                                            ==========   ==========   =========

Shares:
   Adjusted Weighted Average Number of Common
      Shares Outstanding                                                       41,995       40,900      40,525
   Dilutive Common Equivalent Shares Issuable
      Under Stock Option Plans                                                     (a)         381         459
   Common Shares Issuable Upon Conversion of
      $1.20 Convertible Preferred Stock                                            (a)         324         354
   Common Shares Issuable Assuming Conversion of
      $2.875 Convertible Preferred Stock                                           (a)       5,090       5,091
                                                                           ----------   ----------   ---------
   Weighted Average Number of Common and Diluted
      Common Equivalent Shares and Dilutive Securities                         41,995       46,695      46,429
                                                                           ==========   ==========   =========
Income (Loss) Before Cumulative Effect of Accounting Change                $     (.01)  $     1.77   $    1.77
Cumulative Effect of Accounting Change                                             --          .19          --
                                                                           ----------   ----------   ---------
Earnings (Loss) Per Common Share Assuming Full
   Dilution, As Reported                                                   $     (.01)  $     1.96   $    1.77
                                                                           ==========   ==========   =========

                                                                      EXHIBIT 11
                                                                     (Continued)

                      FEDERAL PAPER BOARD COMPANY, INC.

         STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


The calculation of primary earnings per share is presented below in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 3 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%. Earnings loss applicable to common shares are the same as in the calculation assuming no dilution.


PRIMARY EARNINGS PER SHARE:
- --------------------------
Shares:
   Weighted Average Number of Common Shares Outstanding                    41,995        41,448         40,540
   Dilutive Common Equivalent Shares Issuable Under
      Stock Option Plans                                                       (a)          381            388
                                                                     ------------   -----------   ------------
   Weighted Average Number of Common and Dilutive
      Common Equivalent Shares                                             41,995        41,829         40,928
                                                                     ============   ===========   ============

Income (Loss) Before Cumulative Effect of Accounting Change          $       (.01)  $      1.80   $       1.81
Cumulative Effect of Accounting Change                                         --           .22             --
Primary Earnings (Loss) Per Common Share Assuming                    ------------   -----------   -------------
   No Dilution from Common Equivalent Shares                         $       (.01)  $      2.02   $       1.81
                                                                     ============   ===========   =============



(a)      Antidilutive Issue.

*Further information on the 1993 restatement is contained in Note 10 of the Company's 1993 Annual Report to Shareholders, as amended.